exhibit 99.1



                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Quarterly report of Big Equipment Services, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Frank Iannuzzi, President/CEO and Secretary, and Garth Rolfe, Treasurer/CFO, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Frank Iannuzzi
_______________________________
Frank Iannuzzi
President/CEO, and Secretary
November 14, 2002




/s/ Garth Rolfe
_______________________________
Garth Rolfe
Treasurer/CFO
November 14, 2002


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